Exhibit 99.1
October 31, 2013

To Meta Gold Inc.:

This letter serves as my resignation, effective immediately, from all positions as an officer of Meta Gold, Inc. (“Meta Gold”) that I currently hold (including as President, Secretary Treasurer, Principal Executive Officer, and Principal Financial Officer).  This resignation neither not arises from, nor is the result of, any disagreements with Meta Gold,  Meta Gold’s independent accountants, Meta Gold’s counsel or with Meta Gold’s operations, policies or practices.

I have read the draft of Meta Gold’s Current Report on Form 8-K describing my resignation as an officer and agree with the statements made by Meta Gold regarding my resignation.

This letter also serves as my resignation, effective on the date that is ten (10) days from the mailing of an Information Statement on Schedule 14f-1 (the form of which has been reviewed by the undersigned) to the record shareholders of Meta Gold describing, among other matters, these resignations, from the Board of Meta Gold.  This resignation neither not arises from, nor is the result of, any disagreements with Meta Gold,  Meta Gold’s independent accountants, Meta Gold’s counsel or with Meta Gold’s operations, policies or practices.

I have read the draft of Meta Gold’s Current Report on Form 8-K describing my resignation as a director and agree with the statements made by Meta Gold regarding my resignation.

Sincerely,

/s/ Lein Sun
Lei Sun